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                                                                     EXHIBIT 5.1


                               February 18, 1998


REMEC, Inc.
9404 Chesapeake Drive
San Diego, California 92123

                       REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:


     We have acted as counsel to REMEC, Inc., a California corporation (the "Company"), in connection with the Registration Statement on Form S-3 (Registration No. 333-45595) filed with the Securities and Exchange Commission (the "SEC") on February 4, 1998 and Amendment No. 1 thereto contemplated to be filed with the SEC on February 18, 1998 (collectively the "Registration Statement"), for the purpose of registering under the Securities Act of 1933, as amended, 1,645,000 shares (the "Company Shares") of the Company's Common Stock, $0.01 par value per share (the "Common Stock"), to be issued by the Company and 1,000,000 currently issued and outstanding shares of Common Stock (the "Selling Shareholder Shares" and together with the Company Shares, collectively the "Shares"), that may be sold by certain shareholders (the "Selling Shareholders") of the Company pursuant to the Registration Statement.


     In connection with this opinion, we have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies. We have based our opinion upon our review of the following records, documents, instruments and certificates:

          (a) The Restated Articles of Incorporation of the Company certified by the Secretary of State of the State of California as of February 3, 1998, and certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;

          (b) The Bylaws of the Company certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;


          (c) A Certificate of the Secretary of the Company: (i) certifying that copies of all records of proceedings and actions of the Board of Directors of the Company, including any committee thereof, relating to the issuance of the Shares and the proposed resale of the Shares pursuant to the Registration Statement have been provided to us; and (ii) certifying as to certain factual matters;



          (d) The Registration Statement; and



          (e) The form of Underwriting Agreement (the "Underwriting Agreement") among the Company, the Selling Shareholders and Needham & Company, Inc., CIBC Oppenheimer Corp. and A.G. Edwards & Sons, Inc., as representatives of the several underwriters.


     This opinion is limited to the laws of the State of California, and we disclaim any opinion as to the laws of any other jurisdiction. We further disclaim any opinion as to any other statute, rule, regulation, ordinance, order or other promulgation of any other jurisdiction or any regional or local governmental body or as to any related judicial or administrative opinion. Our opinion to the effect that all issued and outstanding Shares are fully paid and nonassessable is based on the certification obtained from the Company identified in item (c) above to the effect that the consideration for such Shares recited in the Board of Directors' resolutions for such Shares has been received.


     Our opinion expressed below also assumes that: (i) the Registration Statement is effective at the time the Shares are sold; and (ii) all applicable securities laws are complied with in connection with the sale of the Shares by the Selling Shareholders.

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     Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of this opinion, it is our opinion that the Selling Shareholder Shares are legally issued, fully paid and nonassessable, and the Company Shares, when issued by the Company in accordance with the Underwriting Agreement, will be legally issued, fully paid and nonassessable.



     This opinion is rendered to you in connection with the Registration Statement. We disclaim any obligation to advise you of any change of law that occurs, or any facts of which we become aware, after the date of this opinion.


     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement and any amendments thereto.

                                          Very truly yours,

                                          /s/  HELLER EHRMAN WHITE & McAULIFFE